UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2008

VIRGIN MEDIA INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3
Exhibit 99.4

Item 7.01.  Regulation FD Disclosure.

On October 13, 2008, Virgin Media Inc. (the “Company”) issued a press release announcing that it was seeking the consent of its senior lenders to amendments to its senior facilities agreement dated March 3, 2006, as amended.  The press release included a link to the documents referred to in the following paragraph, which, along with the press release, were posted on the Company’s website.  The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Subsequently on October 13, 2008, the Company dispatched a letter to its senior lenders seeking the consent to the proposed amendments to its senior facilities agreement.  The letter to the senior lenders is attached as Exhibit 99.2 and incorporated herein by reference.  The letter contains certain non-GAAP financial measures.  The schedule attached as Exhibit 99.3 and incorporated herein by reference contains a reconciliation of the differences between those non-GAAP financial measures and the most directly comparable financial measures calculated in accordance with GAAP, and a presentation of those most directly comparable GAAP financial measures.

On October 14, 2008, the Company will make available to its senior lenders a lender presentation prepared in connection with the proposed amendments to its senior facilities agreement.  The presentation will be used during a lender meeting on October 15, 2008.  The presentation is attached as Exhibit 99.4 and incorporated herein by reference.

The information contained in this Item 7.01, including the exhibits incorporated herein by reference, is furnished to, but not filed with, the U.S. Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits

99.1	Press release, dated October 13, 2008, issued by Virgin Media Inc.
99.2	Amendment Request Letter, dated October 13, 2008, from Virgin Media Inc. to its senior lenders
99.3	Schedule relating to Amendment Request Letter dated October 13, 2008
99.4	Lender presentation, dated October 15, 2008, by Virgin Media Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2008	VIRGIN MEDIA INC.

	By:	/s/ Bryan H. Hall
Bryan H. Hall
Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press release, dated October 13, 2008, issued by Virgin Media Inc.
99.2	Amendment Request Letter, dated October 13, 2008, from Virgin Media Inc. to its senior lenders
99.3	Schedule relating to Amendment Request Letter dated October 13, 2008
99.4	Lender presentation, dated October 15, 2008, by Virgin Media Inc.